Exhibit 99.1(a)

Q4 2017 Earnings Prepared Comments
Surabhi Varshney, Celanese Corporation, Vice President, Investor Relations
Welcome to the Celanese Corporation fourth quarter 2017 financial results recording. The date of this recording is January 25, 2018. Please note that no portion of this presentation may be rebroadcast or reproduced in any form without the prior written consent of Celanese.
My name is Surabhi Varshney, Vice President of Investor Relations. Today you will be hearing from Mark Rohr, Chairman and Chief Executive Officer, and Scott Sutton, Chief Operating Officer.
The Celanese Corporation fourth quarter 2017 earnings release was distributed via Business Wire this afternoon and posted on our website, www.celanese.com, in the Investor Relations section, along with the slides. As a reminder, some of the matters discussed today and included in our presentations may include forward-looking statements concerning, for example, our future objectives and plans. Please note the cautionary language contained in the slides. Also, some of the matters discussed and presented include references to non-GAAP financial measures. Explanations of these measures and reconciliations to the comparable GAAP measures are included on our website in the Investor Relations section under Financial Information. The earnings release and non-GAAP information and the reconciliations are being furnished to the SEC in a Current Report on Form 8-K. These prepared comments and the slides are also being furnished to the SEC in a separate Current Report on Form 8-K.
Mark Rohr will review our consolidated full year and fourth quarter results, followed by 2018 outlook, and then comment on cash flow. On the earnings conference call tomorrow morning, management will be available to answer questions.
I'd now like to turn it over to Mark.

Mark Rohr, Celanese Corporation, Chairman of the Board of Directors and Chief Executive Officer
Thanks, Surabhi, and welcome to everyone listening in today. I'll start with a few recent developments, move to full year and fourth quarter results, touch on our current expectations for 2018, and then wrap up with comments on our cash flow and balance sheet.
Before reviewing results, let me start by highlighting our recent agreement to acquire Omni Plastics. Located in Evansville, Indiana, Omni specializes in custom compounding of nylon and other thermoplastics. This acquisition further strengthens our polymer portfolio and increases our global compounding capacity to 615 thousand tons. Omni Plastics has also developed an expertise in producing compounds containing recycled content which opens up new possibilities for Celanese to serve a growing base of environmentally conscious customers. But most importantly, acquisitions like this enable us to extend the value uplift created by the opportunity pipeline model with new compounds and new end-uses. Omni's net sales are approximately $100 million and we expect the acquisition to be EPS neutral for 2018, and contribute about 10 cents once synergies are achieved. Combining Omni with our Nilit and SO.F.TER. acquisitions creates a nylon franchise that spans the world and increases nylon sales to roughly 15 percent of AEM's business. We are looking forward to working alongside our very capable colleagues at Omni to bring new and creative solutions to our customers.
Let me also update you on the status of the acetate tow JV with Blackstone. I am happy to report that we have received regulatory approval from China, Russia, Turkey, and Mexico. This clears the transaction in four of the six jurisdictions where we filed. Further, as part of the European Commission Phase II review process, we received a statement of objections earlier this month, outlining their provisional positions. We strongly believe in the value created for all stakeholders via the tow JV, through productivity and innovation, and we look forward to addressing their objections in the weeks ahead. In addition, we have completed a number of internal initiatives to prepare for the JV, including the creation of a new legal entity and operating structure for the cellulose derivatives business within Celanese.
Shifting to stewardship. Over the past five years, we have reduced releases to the environment by 83 percent, while tightening threshold metrics. Our safety performance continues to be one of the best in the industry and in 2017, legacy Celanese locations worldwide achieved a low recordable injury rate of 0.18 for employees and contractors. A safe work environment, free of incidents and injuries is of paramount importance to us; and all Celanese employees are committed to the continuous improvement of unit operations and the elimination of injuries around the globe. Over the last few years, we have achieved a 13 percent reduction in energy intensity, a 20 percent reduction in greenhouse gas intensity, a 30 percent reduction in volatile organic chemical intensity, and a 45 percent reduction in solid waste intensity. Our successes here position us well versus others focused on sustainability and raises the bar for future performance.
Turning to 2017 fully consolidated results. I am pleased to report GAAP earnings of $6.19 per share, and record adjusted earnings of $7.51 per share. The strong 14 percent year over year growth in adjusted earnings per share was delivered in a year marked by tow headwinds, a significant site turnaround at the world's largest acetyls facility, and unprecedented disruptions from Hurricane Harvey.
The Acetyl Chain played a very important role in driving growth in 2017. Core income of $575 million was the second highest ever and a 27 percent improvement over last year and core income margin of 17.1 percent exceeded a previous high in 2016 by 260 basis points. Our asset base, that spans three continents, combined with a unique commercial flexibility enabled us to respond swiftly to industry and market dynamics. As we projected early in the year, acetic acid pricing improved as systemic shifts in raw materials and tight supply conditions more than offset higher methanol and ethylene costs. Earnings growth was achieved even as volumes were constrained from the planned Clear Lake turnaround in the second quarter and Hurricane Harvey in the third quarter.
Let me share with you a data point that exemplifies how we work to stay ahead of industry events and seek value. There were multiple industry planned and, as always, unplanned disruptions throughout the year. In early 2017 we explored multiple options to address potential scenarios, electing to proactively source 200 thousand tons of product to meet customer demands. To provide context, that volume is equivalent to a large scale production unit. Efforts like these leverage our supply chain position and support commercial engagement with customers as well as create other value improving business opportunities across the chain. In 2017, the Acetyl Chain benefited from the business's ability to manage demand and raw material volatility with unique assets and an unmatched global supply chain capability.
Materials Solutions generated core income of $900 million on net sales of $2.9 billion, both records. Advanced Engineered Materials set new highs with segment income of $567 million, an expansion of $88 million over the prior year, from growth in its base business, new acquisitions, and higher affiliate earnings. We are already seeing good results from the breadth of possibilities created by combining SO.F.TER. and Nilit polymer technologies with our opportunity pipeline model. Both deals were immediately accretive to earnings but, as expected, will be dilutive to margins until full synergies are realized over the next few years. AEM's segment income margin for 2017 was 27.1 percent, 610 basis points lower than prior year. Volume increased 46 percent in 2017 year over year, from growth in organic polymers and acquisitions.

The AEM technology, commercial, and operations teams have done a tremendous job in scaling up the opportunity pipeline model and commercialized over 2,200 projects in 2017, a 61 percent improvement over the prior year. The evolution of this model is a key element of our growth strategy for AEM and is driven by a combination of improved pipeline process and expanding the breadth of polymer solutions. Another layer of differentiation is added by way of materials expertise that our teams share with customers to bring product designs to life. For instance, in consumer electronics, design ultimately drives the selection of polymers for a variety of components. Let's take for example a nearly flat laptop keyboard that enables further thinning of laptops. These keyboards have a scissor switch mechanism mounted below each key to facilitate the familiar linear movement of the keys while also reducing their height. This requires a material that can reduce wall thickness of the keyboard switches while maintaining durability and providing the desired levels of reflection for keyboard illumination. The advanced mechanical properties of certain highly functionalized Celanese POM grades were able to meet all these criteria while also reducing breakage and lowering scrap generated in the production process. Our technology teams extended the value creation even further by engaging with customers to eliminate steps from their manufacturing process to reduce both cost and time.
For the year, Consumer Specialties segment income was $333 million and segment income margin was 42.4 percent. In line with expectations, lower tow price and volume in 2017 reflected depressed utilization rates in the tow industry. Gains from our productivity initiatives offset a portion of the year over year decline in earnings of the business segment.
Our outstanding results are a direct reflection of a fully engaged work force. It takes conscious effort every day to ensure an environment of inclusion and purpose which empowers individuals to drive results. At Celanese we are focused on advancing our people and our business models, to create consistent double digit earnings growth.
Now let's take a look at the fourth quarter results.
Our GAAP earnings were $1.50 per share and adjusted earnings were $1.98 per share, a 30 percent increase over the prior year. Segment income of $352 million, with a corresponding margin of 22.1 percent, were both fourth quarter records. Strategic planning in the Acetyl Chain and targeted growth that dampened seasonality in AEM enabled us to deliver our highest earnings per share ever.
The Acetyl Chain led the growth in earnings year over year by more than doubling core income to $178 million on net sales of $888 million, a 19 percent increase. The business was very well positioned to respond to shifting industry dynamics and in instantaneous utilization rates. Our global manufacturing footprint and fully integrated chain of products provide a unique vantage point for Celanese, and when combined with our commercial and supply chain flexibility allows the business to address opportunities quickly. Core income margin in the fourth quarter expanded 850 basis points year over year to set a new high of 20 percent as pricing, mainly for acetic acid in Asia, was higher and more than offset higher methanol and ethylene costs.
Moving on to Materials Solutions. Net sales in the fourth quarter were $735 million which was 25 percent higher than the prior year. Growth in AEM from acquisitions, pipeline opportunities, and joint ventures more than offset the decline in Consumer Specialties due to lower tow earnings. Segment income for AEM at $135 million was a fourth quarter record and overcame typical fourth quarter seasonality. In the quarter, more than 580 projects were commercialized as demand for customized solutions and expertise in materials technology remain strong. Segment income margin in the quarter was 24.5 percent, an 870 basis point decline year over year, a function of the dilutive impact of recent acquisitions and operational issues as we learned how to operate at much higher production volumes. Affiliate earnings in AEM increased year over year to $43 million, heavily influenced by the impact of higher crude prices on MTBE at Ibn Sina.
Consumer Specialties reported segment income of $75 million and corresponding margin of 40.1 percent. As expected, price and volume declined in the fourth quarter of 2017 versus the prior year due to lower industry utilization rates. Affiliate earnings were consistent year over year.
I will now turn to reviewing our cash flow and balance sheet performance for the year. We increased dividends per share by 28 percent in 2017, as a first step in raising dividends by 50 percent over a three year period, returning $241 million to shareholders. We also repurchased $500 million worth of shares as the final tranche of our $1 billion commitment. Taken together we returned $741 million to our shareholders in 2017. We made a $316 million discretionary contribution to our U.S. pension plans in the fourth quarter to fully fund our US pension obligations, which further reduces risk for plan participants and Celanese. Before the impact of this pension de-leveraging, free cash flow was $825 million for the year. Capex was $267 million, $140 million of which were investments to support volume growth in AEM and the Acetyl Chain. We expect capex for 2018 to step up to the $300-$350 million range to keep up with the success of our evolving models. The mark-to-market net actuarial pension loss was $46 million, mainly resulting from lower interest rates with the obligations carried at net present value. We are well on pace to deliver more than $900 million in free cash flow for 2018 and in doing so will exceed our three-year target of $2.5 billion of cash generation by several hundred million dollars.

On taxes, the US GAAP effective tax rate for 2017 was 20 percent. During the quarter we recorded the impact of adopting the recent Tax Cut and Jobs Act. The 2017 impact of the reform included a tax on previously unrepatriated foreign earnings partially offset by the reduction in tax rate from 35 percent to 21 percent for existing deferred taxes. During the quarter we also completed various internal transactions necessary to position our assets for contribution to the proposed tow joint venture, which resulted in the recognition of foreign tax credits. These two transactions largely offset each other for GAAP earnings and are excluded from our adjusted tax rate which remained at 16 percent. No material cash impact is expected from the deemed repatriation due to existing foreign tax credit carryforwards. At this time, we expect the 2018 adjusted tax rate to be 2 percent lower than 2017, at about 14 percent, as the reduction in US tax rate will be partially offset by lost deductions. This is a preliminary view of course, and we will keep you updated.
Before moving on to 2018, let me highlight some ongoing trends of significance for the industry. First, China plays a key role in the global supply and demand dynamics for the acetyl business. While environmental concerns have been talked about in China for several years, in 2017 the local governments took discrete steps to enforce regulations which had broader industry implications. These include a number of operational curtailments as part of the '2+26' policy which covers Beijing and Tianjin along with 26 neighboring cities. We expect environmental issues will continue to gain political support and approvals for new capacity will continue to become progressively harder to obtain. Manufacturers are having to make economic cases for operating their facilities and there is an increased need to demonstrate better financial returns. Higher costs of compliance with the environmental laws could prove to be economically burdensome for players that lack scale. Overall, we expect the trend to gain momentum and positively impact industry utilization rates for the acetyls value chain in the future. Next, the raw material complex stepped up last year from 2016 and we expect the lift in the average methanol price in 2017 to hold this year. MTO facilities that came on line in 2017 are past the commissioning and start-up phase. These large-scale MTO plants have changed the industry landscape by generating new demand for methanol. We expect MTO affordability to continue to influence methanol volatility going forward. Currently, winter conditions, planned turnarounds in the Middle East, environmental concerns and subsequent gas and coal curtailments in China, as well as higher MTO affordability have pushed methanol prices above $400 per ton globally.
Shifting to 2018, we are starting the year with strong momentum in the Acetyl Chain and expect a combination of strategic global assets and a flexible supply chain to drive 35-45 cents of growth in adjusted earnings per share from this core. Doing so will yield the highest level of profitability for the Acetyl Chain in Celanese's history. Tremendous effort is also being directed toward scaling up AEM's opportunity pipeline now supported by an expanded polymer portfolio. The progress made in 2017 and the strong reception from customers give us confidence in targeting the commercialization of roughly 3,000 projects in 2018, a 34 percent increase year over year. Growth in both new and legacy polymers, along with increasing success in China should drive organic volume growth in the high single digits and earnings in 2018. The Ibn Sina POM unit established commercial operations in the fourth quarter and our economic interest in the JV has stepped up to 32.5 percent, which will be reflected in 2018 earnings starting the first of the year. We expect Ibn Sina to contribute about 5 cents of adjusted earnings growth to AEM after considering some offsets. Aggregating these growth drivers and offsets from planned turnarounds put adjusted earnings per share growth for AEM at about 50-60 cents. Consumer Specialties should maintain the earnings profile from recent quarters and be relatively flat versus 2017. The tow JV upon close should be neutral to earnings as higher interest costs offset the benefit from planned share repurchases of approximately $800 million. As previously discussed, investments in resources required to support our accelerated growth will reduce adjusted earnings per share by roughly 15 cents. At this point, early estimates of the tax reform impact indicate a lower adjusted tax rate of 14 percent for Celanese. The benefit from the tax rate should roughly offset the higher cost from resource investments.
Summarizing this all up and ranging the tax impact, we estimate earnings per share in 2018 to increase 10-14 percent which puts us at the top end of the $8.00-$8.50 target range we set three years ago. Based on current industry dynamics, the first half of the year is expected to be 25-35 cents higher in adjusted earnings per share, with most of the difference concentrated in the first quarter.
Let me close by reminding you that we are looking forward to hosting an Investor Day on May 1st, 2018 in New York. At the event, we will lay out our Strategy 3.0 that paves the way for exciting growth through 2020, similar to what we have delivered in the past three years. The day will kick off with presentations followed by an innovation showcase. Registration and agenda details should follow and we hope all of you can be there.
This concludes our prepared remarks and we look forward to discussing our results with you on our earnings call tomorrow. Thank you.

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